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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 BACOU USA, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                               05-470688
  (State of incorporation or organization)           (I.R.S. Employer
                                                    Identification No.)


     10 THURBER BOULEVARD, SMITHFIELD, RI                  02917
   ---------------------------------------------------------------------------
    (Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                    Name of each exchange on which
   TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED

Common Stock, $.001 Par Value                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

              COMMON STOCK, $.001 PAR VALUE

          The capital stock of Bacou USA, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.001 per share. Holders of Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.

ITEM 2.   EXHIBITS

          1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.



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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         (Registrant)


                                         By: /S/ PHILIP B. BARR, JR.
                                         _____________________________________
                                         Title:  Executive Vice President


Dated:  July        , 1998